EXHIBIT 10.6 – Real Estate Sales Contract

REAL ESTATE SALES CONTRACT

1.

 Property Descriptions: Buyer agrees to purchase from Seller the following properties located at

• 701 N. Wenona, Bay City, MI 48706

• 1203 S. Raymond Ave, Bay City, MI 48706

• 414 Franklin St., Bay City, MI 48708

• 3318 N. Water St., Bay City, MI 48708

• 200 N. Sheridan, Bay City, MI 48708

• 207 E. Thomas, Bay City, MI 48706

• 505 N. Henry, Bay City, MI 48706

Property includes: All buildings, built-in appliances, lighting fixtures, plumbing and plumbing fixtures, heating fixtures, electrical and electrical fixtures, radio and/or television antenna with any mechanical devices, shades, awnings, shutters, window blinds, storm windows & doors, curtains and drapery rods, hard wired or attached smoke detectors and/or carbon monoxide detectors, all floor coverings except area rugs, fireplace glass doors and/or fireplace screens, mechanical door openers and controls, water softener (unless rented), plantings, trees, in ground or above ground pools including equipment and accessories, invisible fence and accessories, installed outdoor grills, fences, mailboxes, and sheds if any; all oil, gas, and mineral rights owned by the Seller. Title to any gas, oil, and mineral rights are not warranted by the Seller.

2.

Sales Price: The sales price for the properties is: $217,404.17

3.

 Payment Method: Cash, payable in installments prior to October 31st, 2010.

4.

 Seller Contributions: None.

5.

 Seller Disclosure: Buyer acknowledges the properties are sold "as-is" and is responsible for due diligence.

6.

 Title Evidence: As evidence of marketable title Seller will provide without expense to the buyer,

an owners policy of title insurance, including a policy commitment at closing, in the amount of the sales price.

7.

Land Division Act: The grantor grants the grantee the right to make (0) zero divisions under section 108 of the Land Division Act no. 288 of the Public Acts of 1967 and subject to the approval of the governing municipality.

8.

Property Inspection: The Buyer is encouraged to have the properties inspected as they are being sold as is, the Buyer shall have (10) Ten days from the date of this contract to have the properties inspected and the properties shall be considered acceptable if no reply is heard in the allotted time period.

9.

Lead Based Paint Inspection: The Buyer understands the hazards of lead based paints and is waiving the right for an inspection of lead based paint.

10.

Taxes: Taxes shall be prorated from the date of closing 08/11/2010.

Buyer___/s/MK__________	Seller:___/s/JIW__________

Exhibit 10.6 Pg. 1

11.

Assessments: All special assessments, including current installments and unbilled portion of future installments, in EXCESS of $1.00, which have become a lien upon the land at the date of closing shall be paid by the Seller.

12.

Closing Date: Closing shall be set for August 11th , 2010

13.

Occupancy: Buyer shall be able to occupy the property immediately after closing and begin renovations with the final payments due no later than October 31 5% 2010.

14.

Utility Bills: It is the Sellers responsibility for all utility bills up to the date possession is surrendered and to make arrangements for the final payment of all utilities.

15.

Heirs and Successors: This contract is binding for the Buyer, Seller, their personal representatives and heirs, and anyone succeeding to their interest in the property. Buyer shall not assign this contract without the Sellers permission.

16.

Buyer and Seller Agree: that this is the entire contract and that there are no other written or oral contracts or understandings. No representations or warranties of any kind, expressed or implied, have been made to the Buyer about the property or its condition.

Seller: The Diversified Group Partnership Management LLC

Sellers Representative:  Michael A. Kazee

Sellers Representative Signature_/s/Michael A. Kazee_______________  Date:__      8-11-10____

Buyer: American Realty Funds Corporation

Buyers Representative:   Joel I. Wilson

Buyers Representative Signature: __/s/Joel I. Wilson__________________Date:_  _ 8-11-10_____

Exhibit 10.6 Pg. 2